Ex-99.2 a)

March 22, 2002

Deloitte & Touche LLP
Suite 2801, One Independent Drive
Jacksonville, Florida 32202

As of and for the years ended December 31, 2001, Alliance Mortgage Company and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the same period, the Company had in effect fidelity and errors and omissions insurance coverage in the amounts of $15,000,000 and $14,000,000, respectively.

/s/ Gary A. Meeks
------------------------------------
Gary A. Meeks
Chairman and Chief Executive Officer

/s/ Blake Wilson
------------------------------------
Blake Wilson
Executive Vice President
Chief Financial Officer

/s/ Michael C. Koster
------------------------------------
Michael C. Koster
Executive Vice President
Loan Administration

Ex-99.2 b)

As of and for the year ended December 31, 2001, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

Cendant Mortgage Corporation


/s/ Terrence W. Edwards
------------------------------------
Terrence W. Edwards
President and Chief Executive Officer

/s/ Mark Danahy
------------------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer

/s/ Martin L. Foster
------------------------------------
Martin L. Foster
Senior Vice President - Loan Servicing

Ex-99.2 c)

Exhibit I

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 15, 2002

As of and for the year ended December 31, 2001, Chase Manhattan Mortgage Corporation ("CMMC") and Chase Mortgage Company ("CMC") and their subsidiaries (collectively, the "Group") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These standards are applicable only to Chase Manhattan Mortgage Corporation's prime and subprime mortgage portfolios.

As of and for this same period, the Group had in effect fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $25,000,000 respectively.


/s/ Martin L. Foster
------------------------------------
Steve Rotella
Chief Executive Officer



/s/ Glenn Mouridy
------------------------------------
Glenn Mouridy
Executive Vice President of Servicing

/s/ Terry L. Gentry
------------------------------------
Terry L. Gentry
Senior Vice President of Servicing

/s/ Lucy Gambino
------------------------------------
Lucy Gambino
Vice President of Risk Management

Ex-99.2 d)

                              MANAGEMENT ASSERTION

As of and for the year ended December 31, 2001, CitiMortgage, Inc. (an indirect wholly-owned subsidiary of Citigroup) and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond policy of $315 million and errors and omissions policy in the amount of $125 million.

Very truly yours,


                               CITIMORTGAGE, INC.


By:      /s/ Dave Lowman
         ---------------------------------------------------
         Dave Lowman, Chief Servicing and Technology Officer


By:      /s/ Paul Ince
         ---------------------------------------------------
         Paul Ince, Chief Financial Officer


March 8, 2002


Ex-99.2 e)

March 7, 2002

Grant Thornton LLP
1000 Wilshire Boulevard, Suite 300
Los Angeles, CA 90017

Gentlemen:

As of and for the ten months ended December 31, 2001, Countrywide Credit Industries, Inc. and Subsidiaries (which includes its wholly-owned subsidiary, Countrywide Home Loans, Inc.) ("the Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $230,000,000.


/s/ Thomas K. Mclaughlin
-----------------------------
Thomas K. Mclaughlin
Senior Managing Director and
Chief Financial Officer

Ex-99.2 f)

January 14, 2002

As of and for the year ended November 30, 2001, EMC Mortgage Corporation

(the "Company") (a wholly owned subsidiary of The Bear Stearns Companies, Inc.), has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of November 30, 2001 and for the year then ended, the Company had in effect a fidelity bond in the aggregate amount of $200,000,000, and errors and omissions liability coverage in the amount of $10,000,000 on any individual mortgage impairment claim.

/s/ Ra1ene Ruyle
-----------------------------
Ra1ene Ruyle, President

/s/ Beverley Sibblies
-----------------------------
Beverley Sibblies, Senior Vice President

/s/ Scott Samlin
-----------------------------
Scott Samlin, Senior Vice President

Ex-99.2 g)

Management Assertion

As of and for the year ended December 31, 2001, First Union National Bank (the Bank) complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers (USAP), except for minimum servicing standards I.4., II.1., II.2., II.3., IIA., III.2., III.3., III.4., V.2., V.3., VA., and VI.1., which are performed by the Bank's primary servicers.

As discussed above, with respect to minimum servicing standards I.4., II.1, II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI. I. of the
USAP, the Bank relies on the performance of its primary servicers. The Bank has a process in place to review the financial soundness and servicing performance of primary servicers on an annual basis. Among other factors, the Bank considers the results of the primary servicers' USAP reports in these reviews and takes appropriate corrective actions where it is warranted. The Bank is in the process of obtaining and reviewing the 2001 USAP reports for its primary servicers.

As of and for this same period, the Bank had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively.

/s/ John M. Church
-----------------------------
John M. Church                                       March 6, 2002
Managing Director/Senior Vice President              Date
First Union National Bank
Structured Products Servicing

Ex-99.2 h)

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 26, 2001


As of and for the year ended December 31, 2000, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP").

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policy in the amounts of $150,000,000 and $50,000,000, respectively.


/s/ David Applegate
-----------------------------
David Applegate
Chairman and CEO


/s/ Tony Renzi
-----------------------------
Tony Renzi
Senior Vice President of
Servicing Administration


Ex-99.2 i)

Management Assertion Letter

As of and for the year ended September 30, 2001, HomeSide Lending, Inc. and subsidiaries has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, HomeSide Lending had in effect a fidelity bond and errors and omissions policy in the amount of $76 million and $20 million, respectively.

/s/ William Glasgow, Jr.
-----------------------------
William Glasgow, Jr.

December 7, 2001